          Alliance Global Strategic Income Trust, Inc.
                      Class C Common Stock
      Incorporated Under the Laws of the State of Maryland


Account No.        Alpha Code                    CUSIP 01859N 307


THIS IS TO CERTIFY THAT



is the owner of


         FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS C COMMON STOCK OF THE PAR VALUE OF $.001 EACH OF -- ALLIANCE GLOBAL STRATEGIC INCOME TRUST, INC.-CLASS C COMMON STOCK -- transferable on the books of the said Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate duly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation and By-Laws of the said Corporation and amendments thereto, copies of which are on file in the offices of the Corporation and Transfer Agent, to all of which the holder by the acceptance hereof assents.

         The Corporation is authorized to issue more than one class of capital stock. The Corporation will furnish a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue to any stockholder on request and without charge.

         This Certificate is not valid until countersigned by the Transfer Agent.

         IN WITNESS WHEREOF, the Corporation has caused the facsimile signatures of its proper officers and its facsimile seal to be affixed hereto.

Dated:

                                  ______________________
                                  Secretary


                                  ______________________
                                  Chairman

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

              TEN IN COM - as tenants in common
              TEN BY ENT - as tenants by the entities
                  JTWROS - as joint tenants with right of
                           survivorship and not as tenants
                           in common
        UNIF GIFTS TO MA - Uniform Gifts to Minor Act

         Additional abbreviations not shown in the above list may be used.

            *    *    *    *    *    *    *    *    *


FOR VALUE RECEIVED, I, We hereby sell, assign, and transfer unto
________________________________________________________________
shares represented by the within certificate and hereby irrevocably constitute and appoint: ____________________________ attorney to transfer said shares upon the books of said Corporation with full power of substitution in the premises.


Dated:

NOTE THE SIGNATURE(S) ON THIS ASSIGNMENT
MUST CORRESPOND EXACTLY WITH THE NAME(S)
AS INDICATED ON THE BACK OF THIS CERTIFICATE.


                                  __________________________
                                  (Signature of Seller)

SIGNATURE(S) GUARANTEED

                                  __________________________
                                  (Signature of Co-Owner)

NOTE SIGNATURE(S) MUST BE GUARANTEED BY
A COMMERCIAL BANK (see a savings bank) OR
BY A MEMBER FIRM OF THE NEW YORK, BOSTON,
PHILADELPHIA, MIDWEST OR PACIFIC STOCK
EXCHANGES.

_______________________________





                               -2-
00250223.AF3